Exhibit 12.01

                                SCANA CORPORATION
                              CALCULATION OF RATIOS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                              (Millions of Dollars)
CALCULATION OF BOND RATIO:


Net earnings (1)                                                       $640.4

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First and  Refunding

          Mortgage Bond Indenture                        $31.1

     Other indebtedness (1)                              $68.5

          Total annualized interest charges                             $99.6

                Bond Ratio                                               6.43

(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).


CALCULATION OF NEW BOND RATIO:
                                                                       $631.2
Net earnings (1)

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First
      Mortgage Bond Indenture                           $68.5
     Other indebtedness (1)                             $31.1
          Total annualized interest charges                             $99.6

                New Bond Ratio                                           6.34

(1) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).


CALCULATION OF PREFERRED STOCK RATIO:

Net earnings (1)                                                        $223.9

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's mortgage bond indentures          $99.6

     Preferred Dividend Requirements                                     $ 7.4
          Total annualized interest charges                             $107.0

                Preferred Stock Ratio                                     2.09

(1) As defined under SCE&G's Restated Articles of Incorporation.




                                SCANA CORPORATION
                    COMPUTATION OF RATIO OF EARNINGS TO FIXED
                    CHARGES For Each of the Five Years Ended
                                December 31, 2000
                              (Millions of Dollars)

                            Years Ended December 31,
                                                -------------------------------------------------------

                                                  2000         1999        1998       1997      1996
                                                  ----         ----        ----       ----      ----

Fixed Charges as defined:
     Interest on long-term debt                 $201.6       $129.2      $118.1     $113.6    $112.3
     Amortization of debt premium,
      discount and expense (net)                   4.4          3.0         2.7        2.6       2.6
     Other interest expense                       25.7         14.6        10.8       13.4      15.6
     Trust preferred                               3.8          3.8         3.8        0.7          -
----------------------------------------------- ------------ ----------- ---------- --------- ---------

            Total Fixed Charges (A)             $235.5       $150.6      $135.4     $130.3    $130.5
=============================================== ============ =========== ========== ========= =========

Earnings, as defined:
     Income                                     $229.0       $186.4      $230.8     $230.0    $200.7
     Income taxes                                140.9        111.3       131.1      113.6     119.1
     Total fixed charges above                   235.5        150.6       135.4      130.3     130.5
----------------------------------------------- ------------ ----------- ---------- --------- ---------

          Total Earnings (B)                    $605.4       $448.3      $497.3     $473.9    $409.3
=============================================== ============ =========== ========== ========= =========

Ratio of Earnings to fixed charges (B/A)         2.57          2.98        3.67      3.64       3.60
=============================================== ============ =========== ========== ========= =========


                                  Exhibit 12.01

                      SOUTH CAROLINA ELECTRIC & GAS COMPANY
                              CALCULATION OF RATIOS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                              (Millions of Dollars)
CALCULATION OF BOND RATIO:

Net earnings (1)                                                   $640.4

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First and  Refunding
          Mortgage Bond Indenture                                     $31.1
     Other indebtedness (1)                                           $68.5

          Total annualized interest charges                           $99.6

                Bond Ratio                                         6.43

(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945
   (Old Mortgage).


CALCULATION OF NEW BOND RATIO:
                                                                 $631.2
Net earnings (1)

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First Mortgage
      Bond Indenture                                   $68.5
     Other indebtedness (1)                            $31.1
          Total annualized interest charges                       $99.6

                New Bond Ratio                                     6.34

(1) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).


CALCULATION OF PREFERRED STOCK RATIO:

Net earnings (1)                                                   $223.9

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's mortgage
      bond indentures                                    $99.6
     Preferred Dividend Requirements                               $ 7.4
          Total annualized interest charges                       $107.0

                Preferred Stock Ratio                               2.09

(1) As defined under SCE&G's Restated Articles of Incorporation.


                      SOUTH CAROLINA ELECTRIC & GAS COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               For Each of the Five Years Ended December 31, 2000
                              (Millions of Dollars)

                            Years Ended December 31,
                                                 ----------------------------------------------------------

                                                   2000       1999         1998       1997        1996
                                                   ----       ----         ----       ----        ----

Fixed Charges as defined:
     Interest on long-term debt                  $  98.3    $  94.4      $  92.7    $  94.0     $  94.8
     Amortization of debt premium,
      discount and expense (net)                     2.6        2.5          2.3        2.3         2.3
     Other interest expense                          9.3        9.4          7.0        6.7         9.7
     Trust preferred                                 3.8        3.8          3.8        0.7           -
------------------------------------------------ ---------- ------------ ---------- ----------- -----------

            Total Fixed Charges (A)              $114.0     $110.1       $105.8     $103.7      $106.8
================================================ ========== ============ ========== =========== ===========

Earnings, as defined:
     Income                                      $231.3     $189.2       $227.2     $194.7      $190.5
     Income taxes                                 133.1      109.7        132.2      100.6       108.1
     Total fixed charges above                    114.0      110.1        105.8      103.7       106.8
------------------------------------------------ ---------- ------------ ---------- ----------- -----------

          Total Earnings (B)                     $478.4     $409.0       $465.2     $339.0      $405.4
================================================ ========== ============ ========== =========== ===========

Ratio of Earnings to fixed charges (B/A)           4.20       3.71         4.40      3.85         3.80
================================================ ========== ============ ========== =========== ===========





             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   For the Year Ended December 31, 2000 and Each of the Previous Four Years Ended September 30
                              (Millions of Dollars)

                                             Twelve Months
                                                  Ended
                                            December 31,               Years Ended September 30,
                                                 2000              1999      1998      1997       1996

Fixed Charges as defined:
     Interest on long-term debt                  $12.4           $13.6     $15.0     $15.1      $12.3
     Amortization of debt premium,
      discount and expense (net)                   0.2             0.4       0.2       0.2        0.1
     Other interest expense                        8.1             4.7       3.2       2.4        2.7

            Total Fixed Charges (A)              $20.7           $18.7     $18.4     $17.7      $15.1
========================================== ================== == ========= ========= ========== ==========

Earnings, as defined:
     Income                                      $21.2           $24.5     $24.8     $26.3      $23.9
     Income taxes                                 19.6            17.5      16.3      16.8       15.7
     Total fixed charges above                    20.7            18.7      18.4      17.7       15.1
------------------------------------------ ------------------ -- --------- --------- ---------- ----------

          Total Earnings (B)                     $61.5           $60.7     $59.5     $60.8      $54.7
========================================== ================== == ========= ========= ========== ==========

Ratio of Earnings to fixed charges (B/A)          2.97            3.24      3.23      3.44       3.62
========================================== ================== == ========= ========= ========== ==========
